                                                                                                                           Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
YTB International, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of YTB International, Inc. of our report dated April 14, 2010, relating to the consolidated balance sheets of YTB International, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2009.

/s/ UHY LLP

St. Louis, Missouri
April 21, 2010